UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2008

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	75-2880496 (IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2008, Heelys, Inc. (the “Company”) named Mr. Donald K. Carroll as the Company’s new President and Chief Executive Officer.

Mr. Carroll, age 42, has served as the Company’s Senior Vice President of Marketing since January 2008.  From March 2006 until January 2008, Mr. Carroll was Managing Partner of Vector2Group LLC, a Dallas-based firm providing management consulting services to the retail industry. From July 1998 to February 2006, Mr. Carroll held various marketing and general management related positions at RadioShack Corporation, a consumer electronics specialty retailer, including the position of Senior Vice President, Chief Marketing & Brand Officer from January 2005 to February 2006. From 2003 until January 2005, Mr. Carroll served as Senior Vice President, Chief Marketing Officer, and before that Senior Vice President Marketing at RadioShack Corporation.

It is expected that Mr. Carroll and the Company will enter into an employment agreement relating to his employment as President and Chief Executive Officer.

A press release issued by the Company in connection with the foregoing is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                                Financial Statements and Exhibits.

(d)                                Exhibits.

99.1         Press Release of Heelys, Inc., dated May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heelys, Inc.

Date: May 22, 2008	By:	/s/ Donald K. Carroll
Donald K. Carroll
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Heelys, Inc., dated May 22, 2008.